UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2005

Date of report (date of earliest event reported)

COST-U-LESS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110

Bellevue, Washington 98006

(Address of principal executive offices)(Zip code)

(425) 945-0213

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2005, the compensation committee of the board of directors of Cost-U-Less, Inc. revised the compensation we pay to non-employee directors such that, upon election or appointment to our board of directors, each new non-employee director receives an option to purchase 10,000 shares of common stock under our 1998 stock incentive compensation plan upon commencement of service on the board at an exercise price equal to the closing price per share of our common stock as reported on the Nasdaq SmallCap Market on the date of grant. The options have a ten-year term and become exercisable in twelve equal monthly installments following the date of grant if such person is still serving as a director at such time.

Except as noted above, the compensation we pay to non-employee directors remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description
99.1	Summary of Cost-U-Less Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated:	August 2, 2005	By:	/s/ Martin P. Moore

Name:	Martin P. Moore
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of Cost-U-Less Non-Employee Director Compensation

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